UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2005

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2005, AmeriGas Propane, Inc., the general partner ("General Partner") of AmeriGas Partners, L.P. ("AmeriGas Partners") entered into a Confidentiality and Post-Employment Activities Agreement ("Agreement") with Mr. Jerry E. Sheridan, Vice President-Finance and Chief Financial Officer of the General Partner. As previously reported in AmeriGas Partners' Current Report filed August 8, 2005, Mr. Sheridan was required to sign the Agreement as a condition of his employment. The Agreement prohibits (i) the disclosure of confidential information concerning AmeriGas Partners and its affiliates ("AmeriGas"), and (ii) generally restricts Mr. Sheridan, for a period of two years after termination of employment with AmeriGas, from (x) accepting employment from, or serving as a director, officer, partner, consultant or advisor of or to, any business that competes with AmeriGas, or (y) offering employment to any employee of AmeriGas, or inducing any employee of AmeriGas to terminate his or her employment with AmeriGas, without the written consent of the Chairman of the Board of Directors of the General Partner.

Item 9.01 Financial Statements and Exhibits.

(c)
10.1 Confidentiality and Post-Employment Activities Agreement dated August 15, 2005 between Jerry E.Sheridan and AmeriGas Propane, Inc., in its own right and as general partner of AmeriGas Partners, L.P. and their respective subsidiaries, partnerships and affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

August 19, 2005	By:	Robert H. Knauss

Name: Robert H. Knauss
Title: Vice President and General Counsel of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Confidentiality and Post-Employment Activities Agreement